                                                                 EXHIBIT 4.2

June 8, 1995


Mr. Richard C. DeCook
Senior Vice President - Finance and
Chief Financial Officer
The Wackenhut Corporation
1500 San Remo Avenue
Coral Gables, FL 33146-3036


Re: The Revolving Credit and Reimbursement Agreement ("Credit Agreement") by and among The Wackenhut Corporation ("The Company"), NationsBank of Florida, National Association ("Agent and Lender"), and Bank of America Illinois ("Lender") dated as January 5, 1995.


Dear Mr. DeCook:

This letter acknowledges the Agents and Lender release effective June 8, 1995 of all Collateral (including all funds on deposit in the B of A account) pledged under the Letter of Credit Account Agreement dated as of January 5, 1995. In addition, pursuant to Section 2.10 Reduction in Commitment, the Company agrees within 30 days of the Collateral release to reduce the Total Revolving Loan Commitment amount to $50,000,000.

The execution and delivery of this letter shall be deemed to expressly or impliedly waive, amend, modify or supplement any provisions of the Credit Agreement other than as set forth herein.

This letter may be executed by the parties on separate counterparts, each of which shall be deemed to be an original, and all of which shall together constitute but one and the same instrument.

Very truly yours,

NationsBank of Florida, National           Bank of America Illinois, as Lender
Association, as Agent and Lender

By:                                        By:
   ----------------------                     -------------------------
Name:  John A. Miller                      Name:  Laurens F. Schaad Jr.
Title: Vice President                      Title: Vice President


Agreed To:

The Wackenhut Corporation                  Titania Insurance Company of America

By:                                        By:
   -----------------------                    -------------------------
Name:  Terry P. Mayotte                    Name:  James P. Rowan
Title: Assistant Treasurer                 Title: Vice President